RESOLUTIONS OF THE BOARD OF DIRECTORS
                              OF BANTA CORPORATION


     WHEREAS, the Corporation has in effect the Banta Corporation Deferred Compensation Plan for Key Employees (the "Deferral Plan"); and

     WHEREAS, Participants in the Deferral Plan have entered into Deferred Compensation Agreements ("Agreements"), specifying Deferred Amounts and Deferral Periods, as well as Benefit Periods and Benefit Amounts to be paid to the Participants during their Benefit Periods; and

     WHEREAS, the Board of Directors accelerated the timing of its normal 2000 stock option grants, but did not provide such accelerated grants to Messrs. Gerald A. Henseler and John E. Tiffany (the "Excluded Participants"); and

     WHEREAS, the Compensation Committee has recommended an amendment be made to the Deferral Plan for the benefit of Excluded Participants; and

     WHEREAS, the Board of Directors desires to adopt such amendment.

     NOW, THEREFORE, BE IT RESOLVED, that definition 9 (Normal Retirement) in
Article I of the Deferral Plan be amended, effective November 1, 2000, to add the following sentence at the end of such definition:

     "Solely with respect to Messrs. Gerald A. Henseler and John E. Tiffany, "Normal Retirement" shall mean termination of employment by the Participant at a date no earlier than Participant's reaching age 62."

     FURTHER RESOLVED, that the appropriate officers of the Corporation be and they hereby are authorized to take or cause to be taken all such action and to execute or cause to be executed such certificates, instruments, agreements and other documents as may be deemed by them necessary or desirable to carry out the provisions of the foregoing resolutions; the taking of any such action shall constitute conclusive evidence of the authority of the officer or officers hereunder.

     FURTHER RESOLVED, that any and all actions heretofore taken or caused to be taken by the officers of the Corporation, consistent with the tenor and purport of the foregoing resolutions, are hereby ratified, confirmed and approved in all respects for and on behalf of the Corporation.


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